Exhibit 10.3

SECOND AMENDMENT

TO

CHICAGO MERCANTILE EXCHANGE

DIRECTORS’ DEFERRED COMPENSATION PLAN

By virtue and in exercise of the amending authority reserved to Chicago Mercantile Exchange Inc. (the “Company”), as successor by merger to the Chicago Mercantile Exchange, by the provisions of subsection 5.2 of the Chicago Mercantile Exchange Directors’ Deferred Compensation Plan (the “Plan”), the Plan is amended in the following particulars:

1. By changing the name of the Plan to “Chicago Mercantile Exchange Inc. Directors’ Deferred Compensation Plan” where the name of the Plan appears on the title page and immediately preceding Section 1 of the Plan, effective as of November 13, 2000.

2. By substituting the following for subsection 1.1 of the Plan, effective as of November 13, 2000:

“1.1. History, Purpose and Effective Date. Chicago Mercantile Exchange Directors’ Deferred Compensation Plan (the ‘Plan’) was established, effective as of February 1, 1996 (the ‘Effective Date’) by Chicago Mercantile Exchange, an Illinois not-for-profit corporation (‘CME’), to provide members of the Board of Directors of CME with the opportunity to defer receipt of compensation, thereby assisting such members in planning for their future security. Pursuant to a series of demutualization transactions and an agreement and plan of merger, effective as of November 13, 2000, Chicago Mercantile Exchange Inc., a shareholder-owned, for-profit Delaware corporation (the ‘Exchange’) succeeded to the assets, liabilities and business of CME and to the power, authority and responsibility of CME under and with respect to the Plan. Effective as of December 3, 2001, pursuant to a further corporate reorganization, the Exchange became a wholly-owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (‘CME Holdings’), and members of the Board of Directors of CME Holdings became eligible for participation in the Plan. The Plan is intended to constitute a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (‘ERISA’).”

3. By substituting the following for subsection 1.11 of the Plan, effective as of October 1, 2003:

“1.11. Action by Exchange. Any action required or permitted to be taken by the Exchange shall be by resolution of its Board of Directors, by a duly authorized officer of the Exchange, by a duly authorized committee or other duly authorized person or persons. Notwithstanding the preceding sentence, the Board of Directors of the Exchange has delegated to the Compensation Committee (‘Compensation Committee’) of the Board of Directors of CME Holdings the authority to take any action required or permitted to be taken by the Exchange under the Plan. Unless earlier revoked by resolution of the Board of Directors of the Exchange, the foregoing delegation of authority to the Compensation Committee shall be revoked, without the necessity of further action by the Board of Directors of the Exchange, if and when the Exchange ceases to be a wholly-owned subsidiary of CME Holdings.”

4. By substituting the following for subsection 4.2 of the Plan, effective as of October 1, 2003:

“4.2. Termination of Service on the Board. Upon a Participant’s death or termination of service on the Board of CME Holdings and the Exchange, the Participant’s entire Account balance shall be paid to or on account of the Participant in a single lump sum payment as soon as practicable after his date of death or such termination of service; provided, however, that, if elected by the Participant at least 12 months prior to his death or termination of service on the Board, such payment instead shall be made in annual installments over a period of 5 or fewer years. Any such election shall be made in accordance with procedures established by the Plan Administrator.”

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CERTIFICATION OF CORPORATE SECRETARY

The undersigned Secretary of the Chicago Mercantile Exchange Inc. (the “Company”) hereby certifies that the foregoing is a true and correct copy of an amendment approved by the Compensation Committee on November 5, 2003 pursuant to discretion granted to the Committee on November 5, 2003.

/s/ Kathleen M. Cronin
Secretary as Aforesaid

THIRD AMENDMENT

TO

CHICAGO MERCANTILE EXCHANGE

DIRECTORS’ DEFERRED COMPENSATION PLAN

By virtue and in exercise of the amending authority reserved to Chicago Mercantile Exchange Inc. (the “Company”), as successor by merger to the Chicago Mercantile Exchange, by the provisions of subsection 5.1 of the Chicago Mercantile Exchange Directors’ Deferred Compensation Plan (the “Plan”), and pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors adopted on December     , 2003, the Plan is amended by substituting the following for subsections 3.1 and 3.2 of the Plan, effective as of December 16, 2003:

“3.1. Deferred Compensation Account. The Plan Administrator shall maintain, or cause to be maintained, an Account in the name of each Participant which shall reflect the sum of the following amounts:

(a)	the amount deferred by the Participant in accordance with the provisions of subsection 3.2; and

(b)	the assumed rate of return to be credited to the Participant’s Account in accordance with subsection 3.3.

3.2 Deferral Election. Subject to such terms, conditions, and limitations as the Plan Administrator may, from time to time, impose, each Director of the Exchange may make an irrevocable election to defer receipt of all or a portion of the Eligible Payments (as defined below) otherwise payable to him by the Exchange for any Plan Year, by filing a deferral election in writing with the Plan Administrator at such time and in such manner as the Plan Administrator shall provide, but in no case later than the day preceding the first day of such Plan Year. The Account of each Participant shall be credited with the amount of the Eligible Payments deferred by the Participant as of the date on which such amount would otherwise have been paid to the Participant or such other date as the Plan Administrator may reasonably provide. The term ‘Eligible Payments’ means (i) for Plan Years beginning before January 1, 2004, Board stipends; and (ii) for Plan Years beginning after December 31, 2003, Board stipends, Board meeting fees, committee meeting fees and functional committee fees.”

IN WITNESS WHEREOF, the undersigned has set his hand this 23rd day of December, 2003.

CHICAGO MERCANTILE EXCHANGE INC.

By	/s/ Craig S. Donohue
Executive Vice President Chief Administrative Officer